Exhibit 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

          PPLUS CLASS B 0.25% CALLABLE TRUST CERTIFICATES SERIES LTD-1

                                 TERMS AGREEMENT


                                                               March 31, 2006


Merrill Lynch Depositor, Inc.
4 World Financial Center
North Tower, 7th Floor
New York, New York 10080
Attention:  Michael F. Connor


Ladies and Gentlemen:

          We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,000,000 PPLUS Class B 0.25% Callable Trust Certificates Series LTD-1 (the "Underwritten Securities") with a notional principal amount of $25 per Class B Certificate.

          Reference is made to the purchase agreement dated February 9, 1998 (the "Standard Purchase Agreement") between Merrill Lynch, Pierce, Fenner & Smith Incorporated and the undersigned.

          By signing this agreement you hereby agree as follows:

          1. All references in the Standard Purchase Agreement to "STEERS Trust Certificates" shall be deemed to be references to "PPLUS Trust Certificates".

          2. All references in the Standard Purchase Agreement to "Standard Terms" shall be deemed to be references to the Standard Terms for Trust Agreements, dated as of November 5, 2004, between the Company and the Trustee.

          3. All references in the Standard Purchase Agreement to "Registration Statement" shall be deemed to be references to the registration statement on Form S-3 (No. 333-116208) as declared effective by the Securities and Exchange Commission on September 28, 2004.

          4. All references in the Standard Purchase Agreement to "Securities" shall be deemed to be references to up to $1,750,000,000 aggregate initial public offering price of the Company's PPLUS Trust Certificates.

          Subject to (i) the terms and conditions set forth below, (ii) the terms of the Standard Purchase Agreement which terms are incorporated by reference herein and (iii) your agreement to items 1 through 4 above we offer to purchase the Underwritten Securities at the purchase price set forth below. The Underwritten Securities shall have the following terms:

Title:                                                   PPLUS Class B Callable Trust Certificates Series LTD-1

Ratings:                                                 "Baa2" with negative outlook from Standard & Poor's, and
                                                         "BBB" from Moody's

Amount:                                                  1,000,000 Class B Trust Certificates

Class B Trust Certificate Denominations:                 Notional principal amount of $25 and integral multiples
                                                         thereof
Currency of payment:                                     U.S. dollars

Distribution rate or formula:                            Holders of Class B Trust Certificates will be entitled to
                                                         distributions at 0.25% per annum through  March 1, 2033,
                                                         unless the Class B Trust Certificates are redeemed or
                                                         called prior to such date.

Cut-off Date:                                            April 7, 2006

Distribution payment dates:                              March 1 and September 1, commencing September 1, 2006.

Regular record dates:                                    As long as the Underlying Securities are represented by
                                                         one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a
                                                         different record date is established for the Underlying
                                                         Securities.  If the Underlying Securities are no longer
                                                         represented by one or more global certificated securities, the distribution payment date will be at least one
                                                         Business Day prior to the relevant distribution payment
                                                         dates.

Stated maturity date:                                    March 1, 2033

Sinking fund requirements:                               None

Conversion provisions:                                   None



                                       2






Listing requirements:                                    Class B Trust Certificates will not be listed on any stock exchange

Black-out provisions:                                    None

Fixed or Variable Price Offering:                        Fixed Price Offering

Class B Trust Certificate Purchase Price:                $0.715 per Class B Trust Certificate

Form:                                                    Book-entry Trust Certificates with The Depository Trust
                                                         Company, except in certain limited circumstances

Closing date and location:                               April 7, 2006, Shearman & Sterling LLP, 599 Lexington
                                                         Avenue, New York, NY

Class B Trust Certificates:                              1,000,000 PPLUS Class B 0.25% Callable Trust Certificates
                                                         Series LTD-1 (the "Class B Certificates") at a $25 Stated
                                                         Amount per Class A Trust Certificate

          Please accept this offer no later than 12:00 P.M. (New York City time) on April 7, 2006 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED



                                    By:  /s/ Michael Connor
                                         -------------------------
                                         Authorized Signatory








Accepted:

MERRILL LYNCH DEPOSITOR, INC.



By: /s/ Stephan Kuppenheimer
    --------------------------------
    Name:   Stephan Kuppenheimer
    Title:  President






                        [TERMS AGREEMENT SIGNATURE PAGE]